Exhibit 99.1

CONTACT:
GoAmerica
Laura Kowalcyk
CJP Communications
lkowalcyk@cjpcom.com
212-279-3115 x209

GOAMERICA® ANNOUNCES RESULTS OF ANNUAL
SHAREHOLDER MEETING

HACKENSACK, NJ, June 26, 2008 – GoAmerica, Inc. (NASDAQ: GOAM), a provider of relay and wireless communications and professional interpreter services for deaf, hard-of-hearing, and speech-disabled persons, today announced the results from its annual stockholder meeting which was held on Wednesday, June 25, 2008 at 10AM Eastern Time, for shareholders of record as of May 23, 2008.

All resolutions as proposed in the Notice of the Annual Shareholder Meeting were approved by the requisite majority of shareholders.

Proposal 1(a) approved the election of six directors for a term of one year by the holders of GoAmerica’s common stock and Series A Preferred Stock, voting together as a class. The directors elected include Aaron Dobrinsky, Steven Eskenazi, Christopher Gibbons, Daniel R. Luis, William M. McDonagh and Edmond Routhier.

Proposal 1(b) approved the election of two directors for a term of one year by the holders of GoAmerica’s Series A Preferred Stock, voting separately as a class. The directors elected under this proposal included Steven C. Chang and Behdad Eghbali.

Proposal 2 approved an amendment to GoAmerica’s certificate of incorporation to change the earliest date on which GoAmerica’s Series A Preferred Stock is subject to redemption.

Proposal 3 approved amendments to GoAmerica’s certificate of incorporation and to the bylaws to allow action by stockholder consent in lieu of a meeting.

Proposal 4 approved amendments to GoAmerica’s 2005 Equity Incentive Plan to increase the number of authorized shares under such plan from 2,000,000 to 3,000,000 shares, and to increase the maximum number of shares subject to award to any individual during any calendar year.

Finally, Proposal 5 ratified the appointment of WithumSmith + Brown, P.C. as GoAmerica’s independent registered public accounting firm for the year ending December 31, 2008.

About GoAmerica

As a result of its acquisitions, GoAmerica is the nation’s largest and second largest provider of text relay and video relay services, respectively, and provides an array of communications and interpreting services tailored to the needs of people who are deaf, hard-of-hearing, or speech-disabled. The Company’s vision is to improve the quality of life of its customers by being their premier provider of high quality, innovative communication services that break down communications barriers. For more information on the Company or its services, visit http://www.goamerica.com or contact GoAmerica directly at TTY 201-527-1520, voice 201-996-1717, Internet Relay by visiting http://www.i711.com, or video phone by connecting to hovrs.tv.

Safe Harbor

The statements contained in this news release that are not based on historical fact -- including statements regarding the anticipated results of the transactions described in this press release -- constitute “forward-looking statements” that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as “may”, “will”, “expect”, “estimate”, “anticipate”, “continue”, or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve risks and uncertainties, including, but not limited to: (i) our ability to integrate the businesses and technologies we have acquired; (ii) our ability to respond to the rapid technological change of the wireless data industry and offer new services; (iii) our dependence on wireless carrier networks; (iv) our ability to respond to increased competition in the wireless data industry; (v) our ability to generate revenue growth; (vi) our ability to increase or maintain gross margins, profitability, liquidity and capital resources; and (vii) difficulties inherent in predicting the outcome of regulatory processes. Such risks and others are more fully described in the Risk Factors set forth in our filings with the Securities and Exchange Commission. Our actual results could differ materially from the results expressed in, or implied by, such forward-looking statements. GoAmerica is not obligated to update and does not undertake to update any of its forward looking statements made in this press release. Each reference in this news release to “GoAmerica”, the “Company” or “We”, or any variation thereof, is a reference to GoAmerica, Inc. and its subsidiaries.

“GoAmerica”, the “GoAmerica” logo, “i711”, and the “i711.com” logo, and “Relay and Beyond” are registered trademarks of GoAmerica. “i711.com” and “i711 Wireless” are trademarks and service marks of GoAmerica. Other names may be trademarks of their respective owners.

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